SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              Form 8-K


                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934





Date of Report (Date of earliest event reported)        March 1, 1996





                     TRANSTECH INDUSTRIES, INC.
       (Exact name of registrant as specified in its charter)




   Delaware                    0-6512                   22-1777533
(State or other             (Commission              (I.R.S. Employer
jurisdiction of             File Number)               Identification
incorporation)                                            Number)


200 Centennial Avenue, Piscataway, New Jersey                08854
   (Address of principal executive offices)                (Zip Code)


                           (908) 981-0777
       (Registrant's telephone number, including area code)


Former name or former address, if changed
since last report                                      Not applicable






                                                    Page 1 of 5 pages
                                              Exhibit index on page 4


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On March 1, 1996, pursuant to an Amended and Restated Stock Purchase Agreement dated as of January 15, 1996 among ValveCo Inc. ("ValveCo"), THV Acquisition Corp. ("THV"), Transtech Industries, Inc. (the "Registrant"), Hunt Valve Company, Inc. ("Hunt") and Terold N.V., as amended by letter agreement dated February 5, 1996 among ValveCo, THV and the Registrant, THV, a wholly-owned subsidiary of the Registrant, completed the sale to ValveCo of all of the stock of Hunt owned by THV for a purchase price of $18 million less funded debt of Hunt as of the closing of the sale. The sale had been approved by the Registrant's stockholders at a special meeting held on February 29, 1996. Net cash proceeds of the sale, net of estimated transaction costs, are anticipated to be approximately $3,957,000. Of this sum, $750,000 is being held in trust to secure certain indemnification obligations of THV and the Registrant to ValveCo.

     All the terms of the sale, as well as information as to the manner of disposition of the stock of Hunt, the principle followed in determining the amount of the consideration, and the relationships among ValveCo, the Registrant and the Registrant's officers and directors are contained in the Proxy Statement for Special Meeting of Stockholders filed with the Commission on February 8, 1996.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

     (b)  Pro Forma Financial Information

     Financial information of the type required under Item 310
(a) of Regulation S-B for the annual period ending December 31, 1994 and for the quarterly period ending September 30, 1995 are contained in (i) the Registrant's Annual Report on Form 10-KSB for the annual period ended December 31, 1994, and Forms 10-KSB/A for the same period filed with the Commission on May 5, 1995 and February 7, 1996 and (ii) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995, and Form 10-QSB/A for the same period filed with the Commission on February 7, 1996, all of which were incorporated by reference in the Registrant's Proxy Statement for Special Meeting of Stockholders filed with the Commission on February 8, 1996 in connection with the acquisition herein reported.

     (c)  Exhibits

     2.1 Amended and Restated Stock Purchase Agreement dated as of January 15, 1996 among THV Acquisition Corp.,
          ValveCo Inc., Transtech Industries, Inc., Hunt Valve


                                                Page 2 of 5 pages


          Company, Inc. and Terold N.V., with exhibits, as amended by letter agreement dated February 5, 1996 among THV Acquisition Corp., ValveCo Inc. and Transtech
          Industries, Inc.*

     2.2  Press release of the Registrant dated March 4, 1996


       *  These documents are appended as Annex A to the Proxy
          Statement for Special Meeting of Stockholders filed with the Commission on February 8, 1996.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         TRANSTECH INDUSTRIES, INC.
                         (Registrant)




                         By:/s/ Robert V. Silva
                            Robert V. Silva, President and
                            Chief Executive Officer



Dated:  March 8, 1996


















                                                Page 3 of 5 pages


                          EXHIBIT INDEX


Exhibit                                                Sequential
number                                                Page Number


2.1  Amended and Restated Stock Purchase Agreement
     dated as of January 15, 1996 among THV Acquisition
     Corp., ValveCo Inc., Transtech Industries, Inc.,
     Hunt Valve Company, Inc. and Terold N.V., with
     exhibits, and letter agreement dated February 5,
     1990 among THV Acquisition Corp., ValveCo Inc. and
     Transtech Industries, Inc.*                                -

2.2  Press release dated March 4, 1996                          5


  * Previously filed as Annex A to the Proxy Statement for Special Meeting of Stockholders filed with the Commission on February 8, 1996.































                                                Page 4 of 5 pages





FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Andrew J. Mayer, Jr.
Vice President-Finance and
Chief Financial Officer
Transtech Industries, Inc.
(908) 981-0777

        TRANSTECH INDUSTRIES, INC. ANNOUNCES THAT IT HAS
         COMPLETED THE SALE OF ITS HUNT VALVE SUBSIDIARY

     Piscataway, New Jersey, March 4, 1996 - Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced today that its wholly-owned subsidiary, THV Acquisition Corp., has completed the sale of all of the stock of its Hunt Valve Company, Inc. subsidiary, representing Transtech's principal asset, to ValveCo Inc. for a purchase price of $18 million, less funded debt of Hunt Valve as of the closing. Net cash proceeds of the sale, net of estimated transaction costs, are anticipated to be approximately $3,957.000. Of this sum, $750,000 is being held in trust to secure certain indemnification obligations of THV and Transtech. ValveCo is a newly-formed Delaware corporation organized by Three Cities Research, Inc. and in which certain members of management of Transtech and Hunt Valve, including Robert V. Silva, the President and Chief Executive Officer of Transtech, have minority equity interests. The transaction was approved by Transtech's stockholders at a special meeting held on February 29, 1996.

     Hunt Valve is a Salem, Ohio-based company engaged in the manufacture and sale of specialty directional and flow control valves, fluid power components, hydraulic and pneumatic cylinders and complete valve systems for commercial and military use.

     Three Cities Research, Inc. is a New York-based investment advisor which organizes the investment of private equity capital in medium-sized businesses in the United States.

     For further information, contact either Andrew J. Mayer, Jr., Vice President-Finance and Chief Financial Officer, or
Robert V. Silva, President and Chief Executive Officer of
Transtech Industries, Inc. at (908) 981-0777.




                                                Page 5 of 5 pages